Exhibit 99.1

February 17, 2010  3 p.m. Pacific Time

Company Press Release

SOURCE:              Cowlitz Bancorporation

CONTACTS:         Richard J. Fitzpatrick, Chief Executive Officer

                                Gerald L. Brickey, Chief Financial Officer

(360) 423-9800

LONGVIEW, Wash., February 17, 2010/PRNewswire/ --

COWLITZ BANCORPORATION WILL EFFECT REVERSE STOCK SPLIT ON MARCH 1, 2010

Cowlitz Bancorporation (NASDAQ: CWLZ) (the “Company”) today announced that it intends to file an amendment to its Restated Articles of Incorporation with the Washington Secretary of State on March 1, 2010 to effect its previously announced one-for-ten reverse stock split of the shares of the Company’s common stock issued and outstanding as of such date (the “Reverse Split”).  Upon such filing, the Reverse Split will be effective at 6:00 p.m., Pacific Time, on March 1, 2010.

About Cowlitz Bancorporation:

Cowlitz Bancorporation is the holding company of Cowlitz Bank, which was established in 1977. In addition to its four branches in Cowlitz County, Washington, Cowlitz Bank's divisions include Bay Bank with branches in Seattle, Bellevue and Vancouver, Washington plus Portland and Wilsonville, Oregon and Bay Mortgage with offices in Longview and Vancouver, Washington. Cowlitz specializes in commercial and international banking services for businesses, professionals and retail customers. It also offers Trust Services in Washington and Oregon.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. You should not place undue reliance on forward-looking statements and, except as required by applicable law, we undertake no obligation to update any such statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those discussed in this press release as a result of risk factors identified in the Company's Form 10-K for the year ended December 31, 2008, and other filings with the SEC. The Company makes forward-looking statements in this release related to its intention to file an amendment to its Restated Articles of Incorporation with the Washington Secretary of State on March 1, 2010 and the effective time of the Reverse Split.